EXHIBIT 10.15

METAL SERVICES ACQUISITION CORP.

RESTRICTED STOCK PLAN

ARTICLE I.

PURPOSE.

The purpose of the Metal Services Acquisition Corp. Restricted Stock Plan (the “Plan”) is to aid Metal Services Acquisition Corp. (the “Company”) and its subsidiaries in attracting and retaining key employees of outstanding ability and in motivating such employees to exert their best efforts on behalf of the Company and its subsidiaries. In addition, the Company expects that the Plan will induce any such employees who receive an Award hereunder to contribute fully to the further growth and development of the business of the Company and its subsidiaries.

ARTICLE II.

DEFINITIONS

2.1 “Affiliate” means, with respect to any Person, (a) any director or executive officer of such Person, (b) any spouse, parent, sibling, descendant or trust for the exclusive benefit of such Person or his or her spouse, parent, sibling or descendant (or the spouse, parent, sibling or descendant of any director or executive officer of such Person), and (c) any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purpose of this definition, (i) “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, status as a general partner, or by contract or otherwise and (ii) Onex Corporation shall be deemed to control any Person controlled by Gerald W. Schwartz so long as Mr. Schwartz controls Onex Corporation.

2.2 “Award” means an award of Restricted Stock under this Plan which may be outright or at a purchase price per share determined by the Committee.

2.3 “Board” shall mean the Board of Directors of the Company.

2.4 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.5 “Committee” shall mean the Committee described in Article VII to administer the Plan.

2.6 “Common Stock” shall mean common stock of the Company, $0.001 par value per share.

2.7 “Date of Grant” shall mean the date on which any Restricted Stock is awarded hereunder, provided, that the Committee may grant Awards to Participants to be effective and deemed to be granted on the occurrence of certain specified contingencies. The “Initial Date of Grant” shall be the date on which the Stock Purchase is consummated.

2.8 “Participant” shall mean any employee of the Company or any subsidiary thereof to whom an Award is made in accordance with the terms hereof.

2.9 “Qualified Trust” shall mean, with respect to a Participant, a trust for the exclusive benefit of that Participant and/or members of that Participant’s immediate family of which that Participant is the sole trustee. The Restricted Stock that has been transferred to a Qualified Trust shall be deemed to be held by the transferor Participant for purposes of this Plan, including the vesting and forfeiture provisions hereof.

2.10 “Restricted Stock” shall mean Common Stock awarded hereunder that is subject to the restrictions set forth hereunder, for so long as such Common Stock remains subject to any such restriction.

2.11 “Restricted Stock Agreement” shall have the meaning set forth in Section 5.7.

2.12 “Sale of the Company” shall mean any transaction pursuant to which Person(s) other than the Company’s existing stockholders as of immediately after the Stock Purchase and their respective Affiliates acquire (a) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Board (whether by merger, consolidation, recapitalization, reorganization or sale or transfer of the Company’s equity interests or otherwise) or (b) all or substantially all of the assets of the Company and its subsidiaries (determined on a consolidated basis).

2.13 “Stock Purchase” shall mean the acquisition by the Company of all of the issued and outstanding capital stock of Tube City IMS Corporation, a Delaware corporation (“Tube City”), pursuant to a Stock Purchase Agreement, dated as of November 9, 2006, by and among Tube City, Mill Services Holdings, LLC, a Delaware limited liability company, the other sellers listed on Annex A thereto and the Company.

ARTICLE III.

SHARES SUBJECT TO THE PLAN

3.1 The aggregate number of shares of Common Stock that may be issued or transferred pursuant to the Plan is the number equal to ten percent (10%) of the number of shares of Common Stock outstanding immediately following the Stock Purchase, excluding any shares granted under this Plan. Such shares may be authorized and unissued, or treasury shares, or any combination thereof. Any shares subject to an Award which for any reason are forfeited, cancelled or terminated, may be subject to a new Award.

ARTICLE IV.

ELIGIBILITY AND PARTICIPATION

4.1 Any officer or other key employee of the Company or one of its subsidiaries, shall be eligible to receive an Award. The individuals set forth on Schedule A hereto shall be participants as of the effective date of this Plan (the “Initial Participants”).

ARTICLE V.

TERMS AND CONDITIONS OF AWARDS

5.1 Award of Restricted Stock. The Committee shall from time to time, in its discretion, award shares of Restricted Stock to any key employee, upon such terms and conditions, consistent with the provisions of this Plan, as it may determine. Effective on the

Initial Date of Grant, the Initial Participants shall be awarded shares of Restricted Stock in the amounts set forth on Schedule A hereto.

5.2 Issuance of Restricted Shares. Upon the Award of Restricted Stock, the Committee shall promptly notify each Participant of such Award, including the Date of Grant thereof, and a Restricted Stock Agreement shall promptly be executed and delivered by and on behalf of the Company. Such Restricted Stock Agreement may provide that the Restricted Stock is subject to such restrictions as the Committee may provide, including, but not limited to, restrictions concerning voting rights and transferability. The Committee also may require that an appropriate legend be placed on stock certificates with respect to the restrictions imposed thereon. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted, provided that the Participant has executed the Restricted Stock Agreement. Except as otherwise provided in this Plan or any Restricted Stock Agreement, Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of while any such restriction is in effect.

5.3 Vesting. The Committee shall have the discretion to determine the period and the conditions, if any, upon which an Award shall vest and become nonforfeitable. Notwithstanding the foregoing, each Initial Participant shall vest in twenty-five percent (25%) of his shares of Restricted Stock on the Initial Date of Grant and in an additional fifteen percent (15%) on each of the first five anniversaries of such date. Except as otherwise provided herein or in a Restricted Stock Agreement, any nonvested Restricted Stock awarded to a Participant shall be immediately forfeited if such Participant ceases to be an employee of or consultant to the Company or one of its subsidiaries for any reason, and such Participant shall have no further rights to or with respect to such shares.

5.4 Rights as a Shareholder. Notwithstanding anything herein to the contrary, unless otherwise provided in a Restricted Stock Agreement, a Participant shall have, subject to the restrictions set forth in this Article V, all of the rights of a shareholder with respect to such Restricted Stock, including the right to vote such Restricted Stock and to receive all dividends paid thereon.

5.5 Lapse of Restrictions. Unless otherwise provided in a Restricted Stock Agreement, in the event of a Sale of the Company, all restrictions on the Participant’s Restricted Stock shall lapse immediately prior to (but subject to) consummation of such transaction and such Restricted Stock shall no longer be subject to forfeiture.

5.6 Lapse at Discretion of the Committee. The Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any or all of such restrictions with respect to Restricted Stock awarded hereunder.

5.7 Restricted Stock Agreements. Each Award of Restricted Stock under this Plan shall be evidenced by a Restricted Stock Agreement which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

ARTICLE VI.

DILUTION AND OTHER ADJUSTMENTS

6.1 Merger, Consolidation, etc. In the event of any change in the outstanding Common Stock as a result of a dissolution or liquidation of the Company, sale of all or substantially all of the assets of the Company and its subsidiaries, merger or consolidation of the Company with or into any other corporation, statutory share exchange involving capital stock of the Company, reorganization, recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, stock combination, rights offering, spin-off or other relevant change the Committee shall make an equitable adjustment in the number and kind of securities subject to the outstanding Awards in order to prevent the enlargement or dilution of the rights of Participants thereunder, consistent with the intent of the Plan, provided that the manner of such equitable adjustment shall be determined in the sole discretion of the Committee. Accordingly, the Committee may, in its discretion, adjust the aggregate number of shares of Common Stock available for Awards under the Plan, and any or all other matters deemed appropriate by the Committee, including, without limitation, (i) the continuation of this Plan and/or the assumption of the Awards granted hereunder by a successor corporation or other entity (or a parent or subsidiary thereof) or (ii) the substitution for such Awards of new awards covering the stock of (or other equity interest in) a successor corporation or other entity (or a parent or subsidiary thereof), with appropriate adjustments as to the number and kind of shares and purchase price, if any. In the event of any continuation, assumption or substitution contemplated by the foregoing clauses, this Plan and/or such Awards shall continue in the manner and under the terms so provided.

6.2 Change in Capitalization. If, by reason of a change in capitalization described in Section 6.1, a Participant shall be entitled to new, additional or different shares of stock or securities of the Company or any other corporation (or other entity) in respect of his or her Award, in the event that this Plan continues, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the shares of Common Stock subject to the Award, as the case may be, prior to such change in capitalization.

ARTICLE VII.

PLAN ADMINISTRATION

7.1 Committee Membership. The Plan shall be administered by a committee of directors appointed by the Board to administer this Plan, which shall consist of at least three members, each of whom is not a Participant herein.

7.2 Authority and Discretion. The Committee shall administer this Plan and, subject to the limitations set forth herein, shall have absolute discretion and authority to: (i) grant Awards hereunder; (ii) determine when and to which key employees such Awards will be granted; (iii) determine the form, amount and other terms and conditions of each such Award; (iv) interpret this Plan and any Award or agreement made thereunder; (v) establish, amend, waive and rescind any rules and regulations relating to the administration of this Plan; (vi) determine the terms and provisions of any Restricted Stock Agreement entered into hereunder; and (vii) make all other determinations necessary or advisable for the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement in the manner and to the extent it shall deem desirable. All determinations of the Committee in the administration of this Plan, as described herein, shall be final, binding and conclusive, including, without limitation, the determination of the manner of any equitable adjustments, pursuant to Article VI. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee and a majority of a quorum may authorize any action.

ARTICLE VIII.

AMENDMENT AND TERMINATION OF THE PLAN

8.1 Amendment, Modification and Termination of this Plan. Except as provided in this Article VIII, (i) the Committee may at any time amend, modify, terminate or suspend this Plan and (ii) the Committee may at any time alter or amend any or all agreements evidencing Awards hereunder to the extent permitted by law. This Plan shall terminate upon a Sale of the Company after giving effect to the provisions of Section 5.5 and all Restricted Stock Agreements. No termination, suspension, modification or amendment of this Plan or any agreement evidencing an Award shall impair or adversely affect any right acquired by any Participant or such Participant’s permitted transferee under an Award granted before the date of termination, suspension, modification or amendment unless the consent of such Participant or transferee is obtained.

ARTICLE IX.

MISCELLANEOUS

9.1 Effective Date. The Plan shall become effective as of the effective time of the Stock Purchase.

9.2 Rights as an Employee. Nothing in the Plan, the grant or holding of an Award, or in any Restricted Stock Agreement shall confer to any holder of an Award any right to continue in the employ of the Company or any of its subsidiaries or as a member of the Board, or interfere in any way with the right of the Company or any parent or subsidiary of the Company to terminate a Participant’s employment or directorship at any time.

9.3 Withholding. It shall be a condition to the performance of the Company’s obligation with respect to any Award that a Participant pay, or make provision satisfactory to the Company for the payment of, any taxes which the Company is obligated to collect with respect to the issuance or vesting or exercise of any Plan Award, including any Federal, state, or local withholding taxes.

9.4 Non-Assignability of Plan Awards. Except as otherwise set forth herein, no Award shall be sold, pledged, assigned or transferred by the recipient, except by will or by the laws of descent and distribution or pursuant to a “qualified domestic relations order,” as such term is defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended or to a Qualified Trust. The Company may require as a condition to a transfer to a Qualified Trust that the Qualified Trust enter into agreements satisfactory to the Company, in its sole discretion, with respect to the Qualified Trust’s compliance with this Plan and the applicable Restricted Stock Agreement. No Award or interest therein may be sold, pledged, attached, or otherwise encumbered other than in favor of the Company, and no Award shall be liable for the debts, contracts or engagements of the holder of an Award or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, encumbrance, assignment or any other means whether such disposition may be voluntary or involuntary or by operation of law or judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempt to do so shall be null and void and of no force or effect.

9.5 Other Restrictions. Each Award shall be subject to the requirement that, if at any time the Board or the Committee shall determine, in its sole discretion, that the listing, registration, or qualification of the shares of Restricted Stock upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the lapsing of any restriction with respect to such Award or the issue, transfer, or purchase of shares thereunder, the restrictions with respect to such Award shall not lapse, and such issue, transfer or purchase shall not occur, in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The Company shall not be obligated to sell or issue any shares of Common Stock in any manner in contravention of the Securities Act of 1933, as amended, or any state securities law.

9.6 Governing Law. This Plan and any agreements hereunder shall be interpreted and enforced under the internal laws of the State of Delaware without regard to the conflicts of law principles thereof.

9.7 No Waiver. No modification or waiver of any of the provisions of this Plan shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

9.8 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

9.9 Binding Nature. This Plan and the agreements evidencing Awards hereunder shall be binding upon and inure to the benefit of the successors (including by way of merger), assigns and heirs of the respective parties.

Schedule A

METAL SERVICES ACQUISITION CORP.

RESTRICTED STOCK PLAN

INITIAL PARTICIPANTS

Name	Common Shares
I Michael Coslov	427.4538
Joseph Curtin	363.5212
Raymond Kalouche	363.5212
David J. Aronson	320.754
Thomas E. Lippard	180.015
Daniel E. Rosati	158.195
Timothy R. Kaufman	32.73
William Miller	32.73
Jamie Estill	32.73
Perry Van Rosendale	32.73
Roger Marynak	10.91
John Carrol	10.91
Leon Heller	10.91
John W. Keyes	6.546
John Turner	6.546
Donald Vesling	6.546
Robert H. Wilson	6.546
Robert Harris	6.546
Hideyuki Nishizawa	6.546
Michael Mullen	6.546
Ralph Castellano	6.546
Gerard Piccioni	6.546
Spencer Hill	6.546
Joseph Jung	6.546
Jean-Luc Koclejda	6.546
Claude Meilleur	6.546
David Coslov	6.546
David Watt	6.546
James Brigel	6.546
Yves Roger	6.546
Michael A. Costa	6.546
John Minihan	4.364
Michael Koller	4.364
Robert Subasic	4.364
Michael W. McGraw	4.364
Kirk Peters	4.364
Brian St. Clair	4.364
Paul Bochnak	4.364
Richard English	4.364
Kyle Mikaloff	4.364
David Schoffman	4.364
Eric Merrill	4.364
Scott Clark	4.364
Fermin Maldonado	4.364
Ray Rivas	4.364

TOTAL:	2156.0342